Exhibit 4.02

                                                              Warrant No. ______

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS COVERING SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, STATING THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW.


                        WARRANT TO PURCHASE COMMON STOCK

     FOR VALUE RECEIVED, AMNIS SYSTEMS INC., a Delaware corporation (the "Company"), hereby grants to _________________ (the "Holder") the right to purchase from the Company up to ______________________ (_________) shares, subject to adjustment as set forth herein, of the Common Stock of the Company (the "Warrant Shares"), subject to the following terms and conditions:

     1. Term. This Warrant may be exercised in whole or in part at any time or from time to time until 5:00 p.m., California time on February ____, 2003 (the "Exercise Period").

     2. Exercise Price. The purchase price for each Warrant Share shall be ninety cents ($0.90), subject to adjustment as set forth herein (the "Warrant Exercise Price").

     3. Exercise of Warrant. This Warrant may be exercised in whole or in part, but not for less than five hundred (500) Warrant Shares, at any time and from time to time during the Exercise Period by surrender of this Warrant to the Company at its principal office (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) together with the Exercise Notice annexed hereto duly completed and executed on behalf of the Holder, accompanied by payment in full of the aggregate Warrant Exercise Price in immediately available funds. The Holder shall be deemed the record owner of the Warrant Shares purchased hereunder as of and from the close of business on the date on which this Warrant shall have been surrendered as aforesaid, and certificates for such Warrant Shares shall be delivered to the Holder within five (5) business days after such exercise date.

     4. Fractional Interest. The Company shall not be required to issue any fractional shares on the exercise of this Warrant.

     5. Warrant Confers No Rights of Stockholder. The Holder shall not have any rights as a stockholder of the Company with respect to any Warrant Shares prior to actual exercise of this Warrant and the purchase of the Warrant Shares.

          (a) Investment Representation. Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any applicable state securities laws. The Holder acknowledges by acceptance of this Warrant that (a) it has acquired this Warrant for investment and not with a view toward distribution, (b) it has a pre-existing personal or business relationship with the Company or its executive officers, or by reason of its business or financial experience it has the capacity to protect its own interests in connection with the transaction, and (c) it is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. The Holder agrees that until such time as the Warrant Shares have been registered under the Securities Act, all Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution thereof, and acknowledges that to the extent such Warrant Shares have not been registered under the Securities Act and applicable state securities laws, that such Warrant Shares may have to be held indefinitely unless they are subsequently registered under the Securities Act and qualified under applicable state securities laws or, based on an opinion of counsel reasonably satisfactory to the Company, an exemption from such registration and qualification is available. The Holder, by acceptance hereof, consents to the placement of the following or similar legend (as well as any legends required by applicable laws) on each certificate to be issued to the Holder in connection with the issuance of such Warrant Shares:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     6. Transfers. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company at its principal office (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company). In the event of a partial transfer, the Company shall issue to the Holder one or more appropriate new warrants.

     7. Reservation of Warrant Shares. The Company agrees at all times during the Exercise Period to have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented hereby.

     8. Adjustment for Reclassification of Capital Stock. If, at any time during the Exercise Period, the Company shall, by subdivision, combination or reclassification of securities, change any of the securities to which purchase rights under this Warrant exist under the same or different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares immediately prior to such subdivision, combination or reclassification. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Exercise Price, and the number of Warrant Shares issuable upon exercise hereof shall be proportionately adjusted.

     9. Entire Agreement. This Warrant contains the entire agreement of the parties and supersede all prior or contemporaneous written or oral negotiations, correspondence, understandings and agreements between the parties, regarding the subject matter hereof.

     10. Successors and Assigns. This Warrant shall bind and inure to the benefit of the Holder and the Company and their respective successors and assigns.

     11. Notices. All demands, notices and other communications to be given hereunder shall be in writing and shall be deemed duly given and received when transmitted by facsimile transmission with receipt acknowledged by the addressee, when delivered personally or three (3) days after being mailed by first class mail, postage prepaid, properly addressed, if to the Company at its address and facsimile number set forth on the signature page to this Warrant or, if to the Holder, at the Holder's address and facsimile number appearing on the books of the Company, or at any other address or facsimile number designated by notice by either party to the other party.

     12. Amendments; Waivers; Termination. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought and only if supported by new consideration.

     13. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

     14. Descriptive Headings. The headings used herein are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

Dated:               ,  2002            AMNIS  SYSTEMS  INC.
                                        By:
                                        Name:
                                        Title:

                               AMNIS SYSTEMS INC.
                        WARRANT TO PURCHASE COMMON STOCK

                                 EXERCISE NOTICE


     1. Exercise of Warrant. Effective as of the date set forth below, the undersigned (the "Holder") hereby elects to purchase _________ (______) shares of the Common Stock (the "Shares") of Amnis Systems Inc. (the "Company") under and pursuant to the attached Warrant to Purchase Common Stock (the "Warrant").

     2. Representations of the Holder. In exercising this Warrant, unless the Shares have been registered under the Securities Act of 1933, as amended, the Holder hereby confirms and acknowledges that (a) the Shares are being acquired solely for the account of the Holder for investment and not with a view to distribution thereof, and (b) the Holder will not offer, sell or otherwise dispose of any such Shares except as permitted herein and under circumstances that will not result in a violation of the Securities Act or any state securities laws.

     3. Volume Lock-Up. The Holder agrees that if on any trading day the reported highest closing bid price of the Common Stock of the Company is less than $0.95, the Holder will not sell or otherwise dispose of the Shares in excess of 8% of the then reported trading volume for that trading day on the following trading day.

     4. Delivery of Payment. The Holder herewith delivers to the Company the full Exercise Price for the Shares.

     5. Stock Certificate New Warrant. The Company shall issue (or cause to be issued) a certificate evidencing the Shares registered in the name of the Holder as specified below. To the extent that the Warrant is not exercised in full, the Company shall issue a new Warrant for the unexercised portion of the attached Warrant in the name of the Holder as specified below.

HOLDER:

Signed:
Name:
Address:


Date: